Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports results

for tHIRD Quarter 2019

GREENWOOD VILLAGE, COLO. (October 30, 2019) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended September 30, 2019.

Key Highlights:

•	Third quarter 2019 financial results:
•	Total revenues were $251.4 million and total non-GAAP adjusted revenues were $235.1 million.
•	GAAP operating income was $33.4 million, or 13.3% of total revenues, and non-GAAP operating income was $42.7 million, or 18.2% of non-GAAP adjusted revenues.
•	GAAP earnings per diluted share (EPS) was $0.66 and non-GAAP EPS was $0.88.
•	Cash flows from operations were $79.1 million.
•	CSG declared its quarterly cash dividend of $0.2225 per share of common stock, or a total of approximately $7 million, to shareholders.
•	During the quarter, CSG repurchased approximately 90,000 shares of its common stock for approximately $5 million (weighted-average price of $51.09 per share) under its stock repurchase program.

“We delivered record revenue in the third quarter, driving improved margins, strong cash flow and earnings growth,” said Bret Griess, president and chief executive officer for CSG.  “We achieved these results as our clients continued to trust CSG’s cloud-based and on-premise solutions to better help them acquire, monetize, engage, and retain their customers as they reinvent the way they do business.”

CSG Systems International, Inc.

October 30, 2019

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2019	2018	Changed	2019	2018	Changed
GAAP Results:
Revenues	$251,414	$213,055	18%	$742,063	$627,792	18%
Operating Income	33,420	25,653	30%	95,851	75,507	27%
Operating Margin Percentage	13.3%	12.0%	—	12.9%	12.0%	—
EPS	$0.66	$0.49	35%	$1.85	$1.37	35%
Non-GAAP Results:
Adjusted Revenues	$235,050	$213,055	10%	$690,789	$627,792	10%
Operating Income	42,704	35,578	20%	124,162	106,455	17%
Adjusted Operating Margin Percentage	18.2%	16.7%	—	18.0%	17.0%	—
EPS	$0.88	$0.70	26%	$2.55	$2.11	21%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

GAAP Results: Total revenues for the third quarter of 2019 were $251.4 million, an 18% increase when compared to revenues of $213.1 million for the third quarter of 2018, and a 2% increase when compared to $245.9 million for the second quarter of 2019.  The year-over-year increase in revenues is primarily due to the acquisition of Forte on October 1, 2018, and the continued growth in our cloud solutions and managed services arrangements, while the sequential quarterly increase can be mainly attributed to stronger third quarter software, services, and maintenance revenues.

GAAP operating income for the third quarter of 2019 was $33.4 million, or 13.3% of total revenues, compared to $25.7 million, or 12.0% of total revenues, for the third quarter of 2018, and $30.3 million, or 12.3% of total revenues, for the second quarter of 2019.

GAAP EPS for the third quarter of 2019 was $0.66 as compared to $0.49 for the third quarter of 2018, and $0.60 for the second quarter of 2019.  The increases in GAAP EPS between periods is reflective of the higher operating margin for the third quarter of 2019.

Non-GAAP Results:  Non-GAAP adjusted revenues for the third quarter of 2019 were $235.1 million, a 10% increase when compared to $213.1 million for the third quarter of 2018, and a 3% increase when compared to $228.1 million for the second quarter of 2019.

Non-GAAP operating income for the third quarter of 2019 was $42.7 million, or 18.2% of total non-GAAP adjusted revenues, compared to $35.6 million, or 16.7% of total non-GAAP adjusted revenues for the third quarter of 2018, and $40.1 million, or 17.6% of total non-GAAP adjusted revenues for the second quarter of 2019.

CSG Systems International, Inc.

October 30, 2019

Non-GAAP EPS for the third quarter of 2019 was $0.88, compared to $0.70 for the third quarter of 2018, and $0.85 for the second quarter of 2019.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of September 30, 2019 were $172.0 million compared to $131.5 million as of June 30, 2019 and $162.9 million as of December 31, 2018. CSG had net cash flows from operations for the third quarters ended September 30, 2019 and 2018 of $79.1 million and $47.1 million, respectively, and had non-GAAP free cash flow of $69.3 million and $29.7 million, respectively.  For the nine months ended September 30, 2019 and 2018, CSG generated net cash flows from operations of $107.5 million and $73.3 million, respectively, and had non-GAAP free cash flow of $79.8 million and $29.2 million, respectively.

Summary of 2019 Financial Guidance

CSG is updating its financial guidance for the full year 2019 as follows:

	As of October 30, 2019	Previous
GAAP Measures:
Revenues	$975 - $995 million	$965 - $995 million
Operating Margin Percentage	12.6% - 12.9%	11.9% - 12.2%
EPS	$2.36 - $2.49	$2.16 - $2.33
Cash Flows from Operating Activities	No change	$125 - $150 million
Non-GAAP Measures:
Adjusted Revenues	$913 - $920 million	$903 - $920 million
Adjusted Operating Margin Percentage	17.5% - 18.0%	17.0% - 17.5%
EPS	$3.28 - $3.41	$3.15 - $3.31

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, October 30, 2019 at 5:00 p.m. EDT, to discuss CSG’s third quarter results for 2019.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, dial 1-888-254-3590 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

CSG Systems International, Inc.

October 30, 2019

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, iflix, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its two largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software solution sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

October 30, 2019

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$160,630	$139,277
Short-term investments	11,337	23,603
Total cash, cash equivalents and short-term investments	171,967	162,880
Settlement assets	112,760	124,627
Trade accounts receivable:
Billed, net of allowance of $3,356 and $3,115	242,616	235,827
Unbilled	37,451	37,227
Income taxes receivable	4,204	6,720
Other current assets	38,467	32,286
Total current assets	607,465	599,567
Non-current assets:
Property and equipment, net of depreciation of $96,520 and $93,278	84,230	81,813
Operating lease right-of-use assets	92,949	-
Software, net of amortization of $121,516 and $119,381	31,335	36,400
Goodwill	253,050	255,816
Acquired client contracts, net of amortization of $88,946 and $82,692	57,556	65,456
Client contract costs, net of amortization of $32,109 and $43,051	42,902	37,289
Deferred income taxes	9,822	11,087
Other assets	27,848	26,934
Total non-current assets	599,692	514,795
Total assets	$1,207,157	$1,114,362
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$9,375	$7,500
Operating lease liabilities	22,888	-
Client deposits	38,010	36,889
Trade accounts payable	39,534	45,386
Accrued employee compensation	68,343	61,107
Settlement liabilities	111,522	123,613
Deferred revenue	46,970	40,236
Income taxes payable	1,236	218
Other current liabilities	19,201	35,442
Total current liabilities	357,079	350,391
Non-current liabilities:
Long-term debt, net of unamortized discounts of $11,197 and $14,549	348,178	352,326
Operating lease liabilities	76,574	-
Deferred revenue	13,879	17,527
Income taxes payable	2,704	2,284
Deferred income taxes	12,822	8,205
Other non-current liabilities	13,885	22,605
Total non-current liabilities	468,042	402,947
Total liabilities	825,121	753,338
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,979 and 33,158 shares outstanding	696	693
Common stock warrants; 439 warrants vested; 1,425 issued	9,082	9,082
Additional paid-in capital	451,606	441,417
Treasury stock, at cost; 35,265 and 34,779 shares	(862,917)	(842,360)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	26	2
Cumulative foreign currency translation adjustments	(49,805)	(42,937)
Accumulated earnings	833,348	795,127
Total stockholders' equity	382,036	361,024
Total liabilities and stockholders' equity	$1,207,157	$1,114,362

CSG Systems International, Inc.

October 30, 2019

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues	$251,414	$213,055	$742,063	$627,792

Cost of revenues (exclusive of depreciation, shown separately below)	132,054	109,052	393,251	319,640
Other operating expenses:
Research and development	32,551	31,477	95,787	91,809
Selling, general and administrative	46,694	39,243	137,984	120,515
Depreciation	5,365	4,831	15,919	13,293
Restructuring and reorganization charges	1,330	2,799	3,271	7,028
Total operating expenses	217,994	187,402	646,212	552,285
Operating income	33,420	25,653	95,851	75,507
Other income (expense):
Interest expense	(4,390)	(4,456)	(13,448)	(13,202)
Amortization of original issue discount	(709)	(671)	(2,099)	(1,984)
Interest and investment income, net	392	675	1,328	2,256
Loss on extinguishment of debt	-	-	-	(810)
Other, net	108	(709)	(123)	(347)
Total other	(4,599)	(5,161)	(14,342)	(14,087)
Income before income taxes	28,821	20,492	81,509	61,420
Income tax provision	(7,262)	(4,391)	(21,320)	(16,188)
Net income	$21,559	$16,101	$60,189	$45,232

Weighted-average shares outstanding:
Basic	32,016	32,507	32,079	32,541
Diluted	32,518	32,806	32,472	32,939

Earnings per common share:
Basic	$0.67	$0.50	$1.88	$1.39
Diluted	0.66	0.49	1.85	1.37

CSG Systems International, Inc.

October 30, 2019

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net income	$60,189	$45,232
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	15,919	13,293
Amortization	34,579	31,974
Amortization of original issue discount	2,099	1,984
Asset impairment	365	1,428
Gain on short-term investments and other	(285)	(65)
Loss on extinguishment of debt	-	810
Deferred income taxes	6,124	2,150
Stock-based compensation	13,295	14,805
Subtotal	132,285	111,611
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(8,748)	(15,952)
Other current and non-current assets and liabilities	(15,312)	(21,763)
Income taxes payable/receivable	3,468	5,365
Trade accounts payable and accrued liabilities	(7,978)	(13,174)
Deferred revenue	3,812	7,182
Net cash provided by operating activities	107,527	73,269

Cash flows from investing activities:
Purchases of software, property and equipment	(27,706)	(44,047)
Purchases of short-term investments	(25,446)	(53,285)
Proceeds from sale/maturity of short-term investments	38,029	190,467
Acquisition of and investments in business, net of cash acquired	(17,194)	(71,443)
Net cash provided by (used in) investing activities	(32,317)	21,692

Cash flows from financing activities:
Proceeds from issuance of common stock	1,630	1,701
Payment of cash dividends	(21,980)	(21,197)
Repurchase of common stock	(25,683)	(24,034)
Proceeds from long-term debt	-	150,000
Payments on long-term debt	(5,625)	(123,750)
Payments of deferred financing costs	-	(1,490)
Net cash used in financing activities	(51,658)	(18,770)
Effect of exchange rate fluctuations on cash	(2,199)	(1,262)

Net increase in cash and cash equivalents	21,353	74,929

Cash and cash equivalents, beginning of period	139,277	122,243
Cash and cash equivalents, end of period	$160,630	$197,172

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$14,521	$14,181
Income taxes	11,779	8,426

CSG Systems International, Inc.

October 30, 2019

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Americas	87%	87%	85%
Europe, Middle East and Africa	9%	9%	10%
Asia Pacific	4%	4%	5%
Total revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Comcast	23%	23%	26%
Charter	20%	20%	21%

Components of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Cloud and related solutions	$224,347	$222,183	$186,473
Software and services	14,406	12,173	14,283
Maintenance	12,661	11,500	12,299
Total revenues	$251,414	$245,856	$213,055

CSG Systems International, Inc.

October 30, 2019

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenues, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

October 30, 2019

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Amortization of original issue discount (“OID”)	—	—	X
Gain (loss) on extinguishment of debt	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenues provides management and investors an additional means to use to compare CSG’s current revenues with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring core business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of

CSG Systems International, Inc.

October 30, 2019

acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

CSG Systems International, Inc.

October 30, 2019

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenues:

The reconciliations of GAAP revenues to non-GAAP adjusted revenues for the indicated periods are as follows (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP revenues	$251,414	$213,055	$742,063	$627,792
Less: Transaction fees	(16,364)	-	(51,274)	-
Non-GAAP adjusted revenues (1)	$235,050	$213,055	$690,789	$627,792
(1)

Non-GAAP adjusted revenues are defined as GAAP revenues less transaction fees.  Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenues; however, other payments companies who do not provide and/or control an integrated service present their revenues net of transaction fees.

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating income	$33,420	$25,653	$95,851	$75,507
Restructuring and reorganization charges (2)	1,330	2,799	3,271	7,028
Acquisition-related expenses:
Amortization of acquired intangible assets	3,153	2,170	9,508	6,373
Earn-out compensation	-	-	1,260	-
Transaction-related costs	-	261	-	2,619
Stock-based compensation (2)	4,801	4,695	14,272	14,928
Non-GAAP operating income	$42,704	$35,578	$124,162	$106,455

Non-GAAP adjusted revenues (1)	$235,050	$213,055	$690,789	$627,792
Non-GAAP adjusted operating margin percentage	18.2%	16.7%	18.0%	17.0%
(2)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

CSG Systems International, Inc.

October 30, 2019

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2019		September 30, 2018
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$21,559	$0.66	$16,101	$0.49
GAAP income tax provision (3)	7,262		4,391
GAAP income before income taxes	28,821		20,492
Restructuring and reorganization charges (2)	1,330		2,799
Acquisition-related costs:
Amortization of acquired intangible assets	3,153		2,170
Transaction-related costs	-		261
Stock-based compensation (2)	4,801		4,695
Amortization of OID	709		671
Non-GAAP income before income taxes	38,814		31,088
Non-GAAP income tax provision (3)	(10,092)		(8,238)
Non-GAAP net income	$28,722	$0.88	$22,850	$0.70

	Nine Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2018
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$60,189	$1.85	$45,232	$1.37
GAAP income tax provision (3)	21,320		16,188
GAAP income before income taxes	81,509		61,420
Restructuring and reorganization charges (2)	3,271		7,028
Acquisition-related expenses:
Amortization of acquired intangible assets	9,508		6,373
Earn-out compensation	1,260		-
Transaction-related costs	-		2,619
Stock-based compensation (2)	14,272		14,928
Loss on extinguishment of debt	-		810
Amortization of OID	2,099		1,984
Non-GAAP income before income taxes	111,919		95,162
Non-GAAP income tax provision (3)	(29,099)		(25,538)
Non-GAAP net income	$82,820	$2.55	$69,624	$2.11
(3)

For the third quarter and nine months ended September 30, 2019 the GAAP effective income tax rates were approximately 25% and 26%, respectively, and the non-GAAP effective income tax rates were approximately 26% for both periods.  For the third quarter and nine months ended September 30, 2018, the GAAP effective income tax rates were approximately 21% and 26%, respectively, and the non-GAAP effective income tax rates were approximately 27% for both periods.

(4)

The outstanding diluted shares for the third quarter and nine months ended September 30, 2019 were 32.5 million for both periods, and for the third quarter and nine months ended September 30, 2018 were 32.8 million and 32.9 million, respectively.

CSG Systems International, Inc.

October 30, 2019

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP net income	$21,559	$16,101	$60,189	$45,232
GAAP income tax provision	7,262	4,391	21,320	16,188
Interest expense (5)	4,390	4,456	13,448	13,202
Amortization of OID	709	671	2,099	1,984
Loss on extinguishment of debt	-	-	-	810
Interest and investment income and other, net	(500)	34	(1,205)	(1,909)
GAAP operating income	33,420	25,653	95,851	75,507
Restructuring and reorganization charges (2)	1,330	2,799	3,271	7,028
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,153	2,170	9,508	6,373
Earn-out compensation	-	-	1,260	-
Transaction-related costs	-	261	-	2,619
Stock-based compensation (2)	4,801	4,695	14,272	14,928
Amortization of other intangible assets (6)	2,704	2,415	7,744	6,996
Amortization of client contract costs (6)	3,676	6,023	16,074	17,285
Depreciation	5,365	4,831	15,919	13,293
Non-GAAP adjusted EBITDA	$54,449	$48,847	$163,899	$144,029
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	23%	23%	24%	23%
(5)	Interest expense includes amortization of deferred financing costs as provided in Note 6 below.
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Amortization of acquired intangible assets	$3,153	$2,170	$9,508	$6,373
Amortization of other intangible assets	2,704	2,415	7,744	6,996
Amortization of client contract costs	3,676	6,023	16,074	17,285
Amortization of deferred financing costs	421	409	1,253	1,320
Total amortization	$9,954	$11,017	$34,579	$31,974

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows from operating activities	$79,098	$47,055	$107,527	$73,269
Purchases of software, property and equipment	(9,848)	(17,332)	(27,706)	(44,047)
Non-GAAP free cash flow	$69,250	$29,723	$79,821	$29,222

CSG Systems International, Inc.

October 30, 2019

Non-GAAP Financial Measures – 2019 Financial Guidance

Non-GAAP Adjusted Revenues:

The reconciliation of GAAP revenues to non-GAAP adjusted revenues, as included in CSG’s 2019 full year financial guidance, is as follows:

	2019 Guidance Range
	Low Range	High Range
GAAP revenues	$975,000	$995,000
Less: Transaction fees	(62,000)	(75,000)
Non-GAAP adjusted revenues	$913,000	$920,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2019 full year financial guidance, is as follows (in thousands, except percentages):

	2019 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$123,000	$128,500
Restructuring and reorganization charges	3,500	3,500
Acquisition-related expenses:
Amortization of acquired intangible assets	12,600	12,600
Earn-out compensation	1,300	1,300
Stock-based compensation	19,700	19,700
Non-GAAP operating income	$160,100	$165,600

Operating Margin Percentage
GAAP revenues	$975,000	$995,000
GAAP operating margin percentage	12.6%	12.9%

Non-GAAP adjusted revenues	$913,000	$920,000
Non-GAAP adjusted operating margin percentage	17.5%	18.0%

CSG Systems International, Inc.

October 30, 2019

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2019 full year financial guidance is as follows (in thousands, except per share amounts):

	2019 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$76,700	$2.36	$80,800	$2.49
GAAP income tax provision (7)	27,600		29,000
GAAP income before income taxes	104,300		109,800
Restructuring and reorganization charges	3,500		3,500
Acquisition-related expenses:
Amortization of acquired intangible assets	12,600		12,600
Earn-out compensation	1,300		1,300
Stock-based compensation	19,700		19,700
Amortization of OID	2,800		2,800
Non-GAAP income before income taxes	144,200		149,700
Non-GAAP income tax provision (7)	(37,500)		(38,900)
Non-GAAP net income	$106,700	$3.28	$110,800	$3.41

(7)	For 2019, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 26%.
(8)	The weighted-average diluted shares outstanding are expected to be 32.5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2019 full year financial guidance (in thousands, except percentages):

	2019 Guidance Range
	Low Range	High Range
GAAP net income	$76,700	$80,800
GAAP income tax provision	27,600	29,000
Interest expense	17,700	17,700
Amortization of OID	2,800	2,800
Interest and investment income and other, net	(1,800)	(1,800)
GAAP operating income	123,000	128,500
Restructuring and reorganization charges	3,500	3,500
Acquisition-related expenses:
Amortization of acquired intangible assets	12,600	12,600
Earn-out compensation	1,300	1,300
Stock-based compensation	19,700	19,700
Amortization of other intangible assets	10,400	10,400
Amortization of client contract costs	19,800	19,800
Depreciation	22,000	22,000
Non-GAAP adjusted EBITDA	$212,300	$217,800
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	23%	24%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2019 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$125,000	$150,000
Purchases of software, property and equipment	(30,000)	(40,000)
Non-GAAP free cash flow	$95,000	$110,000